UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 3, 2024

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission File Number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
3.900% Notes due 2024	PRGO24	New York Stock Exchange
4.375% Notes due 2026	PRGO26	New York Stock Exchange
4.650% Notes due 2030	PRGO30	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on April 25, 2024, Perrigo Company plc (the “Company”) received a binding offer from Esteve Healthcare, S.L. (“ESTEVE”) to acquire the Company’s HRA Pharma Rare Diseases business (the “Rare Diseases Business”). In connection with such binding offer, the parties entered into a put option agreement (the “Put Option Agreement”) pursuant to which the parties agreed that after completion of the works council consultation process required under French law, the Company would have the right, on the terms and subject to the conditions set forth in the Put Option Agreement, to require ESTEVE to enter into a definitive agreement for the sale of the Rare Diseases Business.

Pursuant to the Put Option Agreement, following completion of the works council consultation process, the Company exercised its put option right under the Put Option Agreement and, on July 3, 2024, the Company and ESTEVE entered into a Purchase and Sale Agreement in the form previously agreed by the parties (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, ESTEVE agreed to acquire certain subsidiaries and other assets of the Company constituting the Rare Diseases Business for total consideration of up to €275 million, consisting of €190 million in cash, subject to customary net debt and working capital adjustments, and up to €85 million in potential earnout payments based on the Rare Diseases Business achieving certain sales milestones.

The Purchase Agreement contains representations and warranties and covenants of each of the Company and ESTEVE, including covenants by the Company regarding the operation of the Rare Diseases Business from the entry into the Put Option Agreement through the closing of the transaction and the non-solicitation of employees. The Purchase Agreement also contains indemnification provisions applicable to each of the Company and ESTEVE, including with respect to certain breaches of representations and warranties and covenants and certain other matters as more specifically set forth in the Purchase Agreement.

After satisfaction of all required conditions precedent, including receipt of regulatory approvals, the transaction closed on July 10, 2024.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, and the terms of the Purchase Agreement are incorporated herein by reference. The Purchase Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, and will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Purchase Agreement are also modified in important part by the related disclosure schedules thereto, which are not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to communications with shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The Company does not believe that these disclosure schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Item 7.01	Regulation FD Disclosure.

On July 10, 2024, the Company issued a press release regarding the completion of the sale of the Rare Diseases Business to ESTEVE. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*,†	Purchase and Sale Agreement, dated as of July 3, 2024, by and among Perrigo Company plc and Esteve Healthcare S.L.

99.1	Press Release issued by Perrigo Company plc on July 10, 2024, furnished solely pursuant to Item 7.01 of Form 8-K

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

*

The Company has omitted certain schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

†

Pursuant to Item 601(b)(2)(ii) of Regulation S-K, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

Forward-Looking Statements

Certain statements in this current report are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: supply chain impacts on the Company’s business, including those caused or exacerbated by armed conflict, trade and other economic sanctions and/or disease; general economic, credit, and market conditions; the impact of the wars in Ukraine and the Middle East and any escalation thereof, including the effects of economic and political sanctions imposed by other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges, if we determine that the carrying amount of specific assets may not be recoverable from the expected future cash flows of such assets; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions and any litigation relating thereto, ongoing or future government investigations and regulatory initiatives; uncertainty regarding the Company’s ability to obtain and maintain its regulatory approvals; potential costs and reputational impact of product recalls or sales halts; potential adverse changes to U.S. and foreign tax, healthcare and other government policy; the effect of the coronavirus (COVID-19) pandemic and its variants, or other epidemic or pandemic disease; the timing, amount and cost of any share repurchases (or the absence thereof) and/or any refinancing of outstanding debt at or prior to maturity; fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from its sale of its HRA Pharma Rare Diseases Business, including the potential earnout payments, and the risk that potential costs or liabilities incurred or retained in connection with that transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the risk that potential costs or liabilities incurred or retained in connection with the sale of its Rx business may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisitions of Héra SAS (“HRA Pharma”) and Nestlé’s Gateway infant formula plant along with the U.S. and Canadian rights to the GoodStart® infant formula brand and other related formula brands (“Gateway”) and/or the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisitions; risks associated with the integration of HRA Pharma and Gateway, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including the Company’s ability to achieve the expected benefits from its ongoing restructuring programs. Adverse results with respect to pending litigation could have a material adverse impact on the Company’s operating results, cash flows and liquidity, and could ultimately require the use of corporate assets to pay damages, reducing assets that would otherwise be available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this current report are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

Dated: July 10, 2024	By:	/s/ Eduardo Bezerra
Eduardo Bezerra
Chief Financial Officer